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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

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                                                                                   JURISDICTION OF
                             NAME                                                   INCORPORATION
---------------------------------------------------------------                     -------------
ERICO Global Company                                                               Delaware
   ERICO Holding Company                                                           Ohio
         ERICO International Corporation                                           Ohio
                  ERICO Products, Inc.                                             Ohio
                  ERICO Mexico, S.A.                                               Mexico
                  ERICO Canada Inc.                                                Canada
                  ERICO do Brasil Commercio E. Industrial Ltda.                    Brazil
                  ERICO Chile Commercial Industrial Ltda.                          Chile
                      ERICO del Pacifico Ltda.                                     Chile
                  ERICO Products Australia Pty. Limited                            Australia
                  ERICO Cadweld (Asia) Ltd.                                        Hong Kong
                  ERICO Lightning Technologies Pty. Ltd.                           Australia
                  ERICO Lightning Technolgy Kowloon Limited                        Hong Kong
                  ERICO Pacific Ltd.                                               Taiwan
                  ERICO Europe Holding B.V.                                        Netherlands
                      ERICO GmbH                                                   Germany
                      ERICO Italia S.r.l.                                          Italy
                      ERICO B.V.                                                   Netherlands
                      ERICO Europe B.V.                                            Netherlands
                      Productos ERICO S.A.                                         Spain
                      ERICO Eruopa Ltd. (G.B.)                                     United Kingdom
                      ERICO France SARL                                            France
                      ERICO SARL                                                   France
                      ERICO Benelux B.v.b.a.                                       Belgium
                      ERICO Products A.G.                                          Switzerland
                      ERIFIX B.V.* (Inactive)                                      Netherlands
                          Netherlandse Aardelektroden                              Netherlands
                  ERICO Poland SP. Z.O.O.                                          Poland
                  EUROSTRUT B.V.                                                   Netherlands
                  ERICO Lightning Protection (G.B.) Limited                        United Kingdom
                  Beta Earthing (Pty) Limited                                      South Africa
                      ERICO Technologies Africa (Pty) Limited                      South Africa
                      CADWELD (Pty) Ltd.                                           South Africa
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